HOLLYWOOD MEDIA CORP. REPORTS 2013 THIRD QUARTER RESULTS

BOCA RATON, Fla., October 29, 2013 – Hollywood Media Corp. (“Company”) (Nasdaq: HOLL) today reported financial results for the third quarter ended September 30, 2013.

On a continuing operations basis, which includes the contribution from Tekno Books, the Company’s 100% owned subsidiary under the Intellectual Property division, net revenues for the 2013 third quarter were $0.1 million compared to $0.1 million in the prior-year period.

Income from continuing operations for the 2013 third quarter was $8.2 million, or $0.36 per share, compared to a loss from continuing operations for the 2012 third quarter of $2.3 million, or $0.10 per share, which includes a non-cash goodwill impairment charge of $3.6 million relating to the Company’s Ad Sales division. Income from continuing operations for the 2013 third quarter was primarily attributable to a $9.2 million gain from the Transaction Agreement (as defined below). Net income was $8.2 million, or $0.36 per share, in the 2013 third quarter, compared to net loss, which includes discontinued operations, of $0.5 million, or $0.02 per share, in the prior-year period.

At September 30, 2013, the Company had cash and cash equivalents of $24.9 million and no debt as compared to cash and cash equivalents of $11.4 million and no debt at December 31, 2012.

The Company repurchased 521,500 shares of Hollywood Media’s common stock for $0.8 million during the first three quarters of 2013, comprised of 510,700 shares in first quarter 2013 and 10,800 shares in second quarter 2013.

On August 8, 2013, the Company entered into the Transaction Agreement (the “Agreement”) among Key Brand Entertainment Inc. (“Key Brand”), Theatre Direct NY, Inc. (“Theatre Direct”), and the Company for the prepayment by Key Brand in full of the amount owed to the Company pursuant to the loan (the “Loan”) under the Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010, among Key Brand, Theatre Direct, and the Company, as amended. Pursuant to the Agreement, Key Brand paid to the Company on August 8, 2013 in cash the amount of $13,861,738, which constituted the outstanding principal plus accrued interest through August 8, 2013 of the Loan. The Loan was scheduled to mature on June 30, 2015.

In addition, pursuant to the Agreement, Theatre Direct redeemed a warrant (“Warrant”) to purchase shares of common stock of Theatre Direct held by the Company. The redemption price for the Warrant was $2,750,000 and was paid on August 8, 2013 to the Company. The Warrant provided, among other things, that the Company could sell the Warrant to Theatre Direct for a floor amount of $3,000,000 beginning on June 30, 2015.

Accordingly, the Company received on August 8, 2013 a total of $16,611,738 consisting of $13,861,738 from the prepayment of the Loan and $2,750,000 from the redemption of the Warrant.

About Hollywood Media Corp.

Hollywood Media Corp. is comprised primarily of an Ad Sales division and an Intellectual Property division.

Note on Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media Corp., our ability to develop and maintain strategic relationships, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2012. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Contact:

Investor Relations Department

Hollywood Media Corp.

L. Melheim

ir@hollywoodmedia.com

561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$24,867,007	$11,378,519
Prepaid expenses	1,102,064	329,915
Other receivables	74,893	75,105
Notes receivable, current	33,603	1,375,545
Related party receivable	21,883	37,287
Current portion of deferred compensation	430,000	430,000
Total current assets	26,529,450	13,626,371

PROPERTY AND EQUIPMENT, net	360,574	240,645
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	139,145	138,384
INTANGIBLE ASSETS, net	2,358	8,683
GOODWILL	6,200,000	6,200,000
OTHER ASSETS	195,928	727,982
NOTES RECEIVABLE, less current portion	84,007	4,455,106
WARRANT	-	700,000
DEFERRED COMPENSATION, less current portion	196,151	518,651
TOTAL ASSETS	$33,707,613	$26,615,822

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$478,144	$414,123
Accrued expenses and other	964,164	1,036,788
Deferred revenue	82,451	111,669
Current portion of capital lease obligations	11,318	16,255
Total current liabilities	1,536,077	1,578,835

CAPITAL LEASE OBLIGATIONS, less current portion	28,640	2,152
OTHER DEFERRED LIABILITY	65	355
DEFERRED REVENUE	9,000	14,000
DERIVATIVE LIABILITIES	60,000	60,000
TOTAL LIABILITIES	1,633,782	1,655,342

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 22,640,966 and 23,162,466
shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	226,410	231,625
Additional paid-in capital	292,831,089	293,591,903
Accumulated deficit	(260,983,668)	(268,863,048)
Total shareholders' equity	32,073,831	24,960,480
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$33,707,613	$26,615,822

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2013	2012	2013	2012

NET REVENUES	$323,445	$429,082	$139,984	$96,035

OPERATING COSTS AND EXPENSES
Editorial, production, development and technology	181,734	391,503	68,412	108,727
Selling, general and administrative	2,579,142	1,839,990	882,951	639,012
Payroll and benefits	1,338,777	1,619,487	439,990	368,904
Depreciation and amortization	58,899	113,032	16,811	37,868

Total operating costs and expenses	4,158,552	3,964,012	1,408,164	1,154,511

Loss from operations	(3,835,107)	(3,534,930)	(1,268,180)	(1,058,476)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	108	(141,851)	400	(159,665)
Impairment loss	-	(3,600,000)	-	(3,600,000)
Total equity in earnings (losses) of unconsolidated investees	108	(3,741,851)	400	(3,759,665)

OTHER INCOME
Interest, net	1,175,044	777,411	201,197	264,400
Accretion of discount, net of allowance for uncollectability	1,468,757	-	218,384	-
Other, net	9,297,426	1,108,312	9,245,302	1,109,986
Total other income	11,941,227	1,885,723	9,664,883	1,374,386

Income (loss) from continuing operations before income taxes	8,106,228	(5,391,058)	8,397,103	(3,443,755)
Income tax (expense) benefit	(226,848)	1,498,482	(186,011)	1,127,612
Income (loss) from continuing operations	7,879,380	(3,892,576)	8,211,092	(2,316,143)

Gain on sale of discontinued operations, net of income taxes	-	2,444,891	-	1,839,788
Income from discontinued operations	-	22,584	-	-

Income from discontinued operations	-	2,467,475	-	1,839,788

Net income (loss)	$7,879,380	$(1,425,101)	$8,211,092	$(476,355)

Basic and diluted income (loss) per common share
Continuing operations	$0.35	$(0.17)	$0.36	$(0.10)
Discontinued operations	-	0.11	-	0.08
Total basic and diluted net income (loss) per share	$0.35	$(0.06)	$0.36	$(0.02)

Weighted average common and common equivalent shares
outstanding - basic and diluted	22,688,135	23,179,066	22,640,966	23,179,066